PORTFOLIO MANAGEMENT AGREEMENT

                  THIS AGREEMENT dated and effective as of June 24, 1994, among Acadian Asset Management, Inc., a Massachusetts corporation (the "Subadvisor"); Fremont Investment Advisors, Inc., a Delaware corporation (the "Advisor"); and Fremont Mutual Funds, Inc., a Maryland corporation (the "Fund").

                  WHEREAS, the Fund is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end, diversified management investment company and is authorized to issue separate series (the "Series"), each of which may offer a separate class of shares of beneficial interest, each series having its own investment objective, policies and limitations;

                  WHEREAS, the Fund presently offers shares of a particular series named the Fremont International Small Cap Fund (the "International Small Cap Series"),

                  WHEREAS,   the  Fund  has   retained  the  Advisor  to  render
investment management and administrative services to the Series;

                  WHEREAS, the Advisor and the Fund desire to retain the Subadvisor to furnish portfolio management services to the International Small Cap Series in connection with Advisor's investment management activities on behalf of the Series, and the Subadvisor is willing to furnish such services to the Advisor and the International Small Cap Series.

                  NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the Subadvisor, the Advisor and the Fund as follows:

                  1.  Appointment.  The  Advisor  and the  Fund  hereby  appoint
Subadvisor to act as Subadvisor with respect to certain assets of the International Small Cap Series for the periods and on the terms set forth in this Agreement. The Subadvisor accepts such appointment and agrees to furnish the services herein set forth, for the compensation herein provided.

                  2. Subadvisor Duties. Subject to the supervision of the Advisor and the Fund's Board of Directors, the Subadvisor shall have full discretionary authority as agent and attorney-in-fact with respect to the portion of assets of the International Small Cap Series' portfolio assigned to the Subadvisor, from time to time by the Advisor or the Board of Directors, including authority to: (a) buy, sell, exchange, convert or otherwise trade in any stocks without limitation and (b) place orders for the execution of such securities transactions with or through such brokers, dealers, or issuers as Subadvisor may select. The Subadvisor will provide the services under this Agreement in accordance with the International Small Cap Series' registration statement filed with the Securities and Exchange Commission ("SEC"), as amended. Investments by the Subadvisor shall conform with the provisions of Appendix B attached hereto, as such may be revised from time to time at the discretion of the Advisor and the Fund. Subject to the foregoing, the Subadvisor will vote proxies with respect to the securities and investments purchased with the assets of the International Small Cap Series' portfolio managed by the Subadvisor and will provide regular reports of proxy voting. The Subadvisor further agrees that it will:

                           (a) conform with all applicable rules and regulations
of the Securities and Exchange Commission;

                           (b)  place   orders   pursuant   to  its   investment
determinations for the International Small Cap Series either directly with the issuer or with any broker or dealer. In placing orders with brokers and dealers, the Subadvisor will attempt to obtain the best net price and the most favorable execution of its orders. Consistent with this obligation, when the execution and price offered by two or more brokers or dealers are comparable, the Subadvisor may, in its discretion, purchase and sell portfolio securities to and from brokers and dealers who provide it with research advice and other services of lawful assistance to the Subadvisor in serving the International Small Cap Series as the Subadvisor or who sell the International Small Cap Series' shares; and

                           (c)  make  available  to the  Advisor  and  the  Fund
promptly upon their request all its investment records and ledgers to assist the Advisor and the Fund in their compliance with respect to the International Small Cap Series' securities transactions as required by the 1940 Act and the Investment Advisers Act of 1940 ("Advisers Act"), as well as other applicable laws. The Subadvisor will furnish the Fund's Board of Directors with respect to the International Small Cap Series such periodic and special reports as the Advisor and the Directors may reasonably request.

                           (d) maintain  detailed  records of the assets managed
by the Subadvisor as well as all investments, receipts, disbursements and other transactions made with such assets. Such records shall be open to inspection and audit at reasonable times by any person designated by the Advisor or the Fund. The Subadvisor shall provide to the Advisor or the Fund and any other party either the Advisor or the Fund designates: (i) monthly statements of the activities with regard to the assets for the month and of the assets showing each asset at its cost and, for each security listed on any national securities exchange, its value at the last quoted sale price reported on the composite tape on the valuation date or, in the cases of securities not so reported, by the principal exchange on which the security is traded, or, if no trade was made on the valuation date or if such security is not listed on any exchange, its value as determined by a nationally recognized pricing service used by the Subadvisor to value securities in their client accounts, at the value specified by such pricing service on the valuation date, and for any other security or asset in a manner determined in good faith by the Subadvisor to reflect its then fair market value; (ii) statements evidencing any purchases and sales as soon as practicable after such transaction has taken place; (iii) a quarterly review of the assets under management; and (iv) tax information as requested, on a monthly basis, to the Fund's custodian bank.

                  3. Expenses. During the term of this Agreement, the Subadvisor will pay all expenses incurred by it, its staff and their activities, in connection with its portfolio management activities under this Agreement.

                  4. Compensation. For the services provided to the Initial Series, the Advisor of the Fund will pay the Subadvisor a fee as provided on Appendix A hereto.

                  5. Books and Records; Custody. (a) In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Subadvisor hereby agrees that all records which it maintains for the International Small Cap Series are the property of the Fund and further agrees to surrender promptly to the Fund any of such records upon the Fund's request. The Subadvisor further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act and to preserve the records required by Rule 204-2 under the Advisers Act for the period specified in the Rule.

                           (b)  Title  to all  investments  shall be made in the
name of the Fund, provided that for convenience in buying, selling, and exchanging securities (stocks, bonds, commercial paper, etc.), title to such securities may be held in the name of the Fund's custodian bank, or its nominee. The Fund shall advise the Subadvisor of the identity of its custodian bank and shall give the Subadvisor 15 days' written notice of any changes in such custody arrangements.

                           Neither the Subadvisor, nor any parent, subsidiary or
related firm, shall take possession of or handle any cash, securities, mortgages or deeds of trust, or other indicia of ownership of the Fund's investments, or otherwise act as custodian of such investments. All cash and the indicia of ownership of all other investments shall be held by the Fund's custodian bank.

                           The Fund shall  instruct  its  custodian  bank to (a)
carry out all investment instructions as may be directed by the Subadvisor with respect thereto (which may be orally given if confirmed in writing); and (b) provide the Subadvisor with all operational information necessary for the Subadvisor to trade on behalf of the Fund.

                  6. Indemnification. The Subadvisor agrees to indemnify and hold harmless, the Advisor, the Fund, any affiliated person within the meaning of Section 2(a)(3) of the 1940 Act ("affiliated person") of the Advisor or the Fund (other than the Subadvisor) and each person, if any, who, within the meaning of Section 15 of the Securities Act of 1933 (the "1933 Act"), controls ("controlling person") the Advisor or the Fund against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses), to which the Advisor, the Fund or such affiliated person or controlling person may become subject under the 1933 Act, 1940 Act, the Advisers Act, or under any other statute, at common law or otherwise, which (1) may be based upon any wrongful act or omission by the Subadvisor, any of its employees or representatives or any affiliate of or any person acting on behalf of the Subadvisor or (2) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus covering the shares of the Fund or any Series or any amendment thereof or any supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon information furnished to the Fund or any affiliated person of the Fund by the Subadvisor or any affiliated person of the Subadvisor; provided, however, that in no case is the Subadvisor's indemnity in favor of the Advisor or the Fund or any affiliated person or controlling person of the Advisor or the Fund deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of his duties or by reason of his reckless disregard of obligations and duties under this Agreement.

                  The Fund agrees not to hold the Subadvisor or any of its officers or employees liable for, and to indemnify or insure the Subadvisor and its officers and employees ("Indemnified Parties") against any act or omission of any other subadvisor providing investment management services to the Fund, and against any costs and liabilities the Indemnified Parties may incur as a result of a claim against the Indemnified Parties regarding actions taken in good faith exercise of their powers hereunder excepting matters as to which the Indemnified Parties have been negligent, engaged in willful misfeasance, bad faith, reckless disregard of the obligations and duties under this Agreement or have been in violation of applicable law or regulations.

                  7. Services Not Exclusive. It is understood that the services of the Subadvisor are not exclusive, and nothing in this Agreement shall prevent the Subadvisor from providing similar services to other investment companies (whether or not their investment objectives and policies are similar to those of the International Small Cap Series) or from engaging in other activities. When the Subadvisor recommends the purchase or sale of a security for other investment companies and other clients, and at the same time the Subadvisor recommends the purchase or sale of the same security for the International Small Cap Series, it is understood that such transactions will be executed on a basis that is fair and equitable to the Series.

                  8. (a) Duration. This Agreement shall become effective on the date hereof. Unless terminated as herein provided, this Agreement shall remain in full force and effective through July 31, 1995 and shall continue in full force and effect for periods of one year thereafter so long as such continuance is approved at least annually (i) by either the Directors of the Fund or by a vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the International Small Cap Series, and (ii) by the Advisor, and
(iii) in either event by the vote of a majority of the Directors of the Fund who are not parties of this Agreement or "interested persons" (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval.

                           (b) Termination.  This Agreement may be terminated at
any time, without payment of any penalty, by the Board of Trustees of the Fund or by the vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the International Small Cap Series, or by the Advisor, on thirty (30) days' written notice to the Subadvisor, or by the Subadvisor on like notice to the Fund and to the Advisor.

                           (c)  Automatic  Termination.   This  Agreement  shall
automatically and immediately terminate in the event of its assignment.

                  9. Amendments. No provision of this agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought and no amendment of this Agreement shall be effective until approved by a vote of a majority of the outstanding voting securities of the International Small Cap Series, if such approval is required by applicable law.

            10.  Miscellaneous.

                           (a) This  Agreement  shall be governed by the laws of
the State of California, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act or rules or orders of the SEC thereunder.

                           (b) The captions of this  Agreement  are included for
convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

                           (c) If any provision of this Agreement  shall be held
or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

                           (d) Nothing herein shall be construed as constituting
the Subadvisor as an agent of the Fund or the Advisor.

                           (e) This  Agreement  supersedes  any prior  agreement
relating to the subject matter hereof between the parties.

                  IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.

                           ACADIAN ASSET MANAGEMENT, INC.


                           By:
                              -------------------------------
                              (Title)

                           FREMONT INVESTMENT ADVISORS, INC.


                           By:
                              -------------------------------
                              David L. Redo
                              President
                              ---------
                              (Title)

                           FREMONT MUTUAL FUNDS, INC.


                           By:
                              -------------------------------
                              V.P. Kuhn, Jr.
                              Executive Vice President
                              ------------------------
                              (Title)

                                   APPENDIX A

                        TO PORTFOLIO MANAGEMENT AGREEMENT

                         Acadian Asset Management, Inc.
             Subadvisor to the Fremont International Small Cap Fund


                                SCHEDULE OF FEES
                                ----------------

                     Value of Total Assets Under Management
                        by Acadian Asset Management, Inc.
                  for the Fremont International Small Cap Fund



                       Annual Rate*
                       ------------
                   .75% on the first $50 Million
                   .65% on the next $50 Million
                   .50% on the next $100 Million
                   .40% thereafter.



Fee should be billed and payable after the end of each calendar month based on the average daily balances in this account. Fee will be prorated for any period less than one month.


*NOTE: Acadian Asset Management, Inc. will waive this fee for 12 months from the start date of the Fund.

                                   APPENDIX B

                        TO PORTFOLIO MANAGEMENT AGREEMENT

                         Acadian Asset Management, Inc.
             Subadvisor to the Fremont International Small Cap Fund


                      INVESTMENT OBJECTIVES AND GUIDELINES
                      ------------------------------------

Overall Investment Objective:
-----------------------------

The objective of the Fremont International Small Cap Fund is to achieve long-term capital appreciation by investing, in normal market conditions, at least 65% of its total assets in small capitalization equity securities of issuers domiciled outside the United States. The Fund's investment objective reflects the belief that long-term investment planning should include the investment opportunities that exist outside the U.S. In normal market conditions, securities of issuers domiciled in at least three different non-U.S. countries will be represented in the Fund's portfolio.

Policy and Guidelines for Subadvisor:
-------------------------------------

The Subadvisor will adhere to the Investment Objective and to policies in the Fremont International Small Cap Fund prospectus.

Performance Objective for Subadvisor:
-------------------------------------

The Subadvisor is expected to achieve a competitive rate of return over a 3 to 5 year time horizon and/or a complete market cycle, when compared to other managers of similar size and with similar investment objectives. Performance will also be compared to the Morgan Stanley Capital International EAFE Index.
                                     - 6 -